UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 14, 2008

GALAXY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	1-32682 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202
 (Address of principal executive offices)                  (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 14, 2008, Galaxy Energy Corporation received a notice from the American Stock Exchange (“AMEX”) staff indicating its determination to prohibit the continued listing of Galaxy’s common stock and to initiate delisting proceedings.  At a hearing held on April 8, 2008, a Listing Qualifications Panel of the Amex Committee on Securities found that Galaxy’s financial condition and operating results are below the applicable quantitative standards set forth in Sections 1002 and 1003(a) of the Amex Company Guide.  In addition, AMEX cited the fact that Galaxy is in violation of other sections of the Amex Company Guide:  Section 1003(a)(iv) due to being financially impaired, Section 1003(a)(f)(v) based on its failure to execute the reverse stock split deemed appropriate by the staff, Section 704 based on its failure to hold an annual meeting of its stockholders during fiscal year 2007, and Sections 134 and 1101 due to its failure to file its Form 10-K for the fiscal year ended November 30, 2007 by the required deadline.

AMEX has indicated that it will continue its current suspension of trading in Galaxy’s common stock and file an application with the Securities and Exchange Commission to strike Galaxy’s common stock from listing and registration when and if authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
April 15, 2008	By: /s/ Christopher S. Hardesty
Christopher S. Hardesty Chief Financial Officer